EXHIBIT 99.1

healthcare solutions for a new generation SM

3420 Fairlane Farms Road, Suite C ♦  Wellington, Florida  33414  ♦   561.798.9800 (office)  ♦   561.296.3456 (fax)

The Quantum Group to Present at the
Noble Financial Equity Conference

WELLINGTON, Fla. (August 12, 2008) - The Quantum Group, Inc. (AMEX:QGP) (www.QuantumMD.com), a Wellington, Florida based healthcare organization, announced today that Noel J. Guillama, President & CEO, will present at the Fourth Annual Noble Financial Equity Conference at 5:00 p.m.(Pacific) on Monday, August 18, 2008 at the Loews Lake Las Vegas Resort, Nevada.

Mr. Guillama will give a 23-minute presentation regarding The Quantum Group’s market positioning, financial performance, and strategic direction. The presentation will be webcast live featuring high-definition, streaming video and PowerPoint slides. Access to the webcast is available by logging on to the conference website www.noblemadmax.com or by going to the Quantum website at www.QuantumMD.com. It is recommended that interested parties register at least 15 minutes prior to the start of the presentation to ensure timely access.

About The Quantum Group, Inc.

The Quantum Group provides business process solutions, service chain management, strategic consulting and leading edge technology innovations to the healthcare industry.

Through our dynamic patient-centric architecture, we empower the communication that is critical for the coordination of care and take aim at the $600 billion inefficiency gap in the United States healthcare industry. We are guided by a mission to develop efficiencies, improve the quality of patient care and achieve cost reductions for the nation’s largest and fastest growing industry.

We have developed leading-edge technology with the creation and deployment of a series of innovative patent-pending initiatives.  Through approximately 2,000 healthcare providers and multiple insurance company relationships under management, we are positioned to be a catalyst for change to the Florida healthcare industry.

About Noble Financial

Noble Financial is a privately-held, full-service capital markets firm driven by what is often overlooked by other firms - uncovering the value embedded in the orphaned, undiscovered or misunderstood company. The company focuses on converting market inefficiencies into profit opportunities. Noble Financial supports emerging companies through strategic advice, investment banking, market-making, sales & trading, comprehensive equity research, and the development of institutional support. Noble Financial’s equity conferences – 2008 marks their fourth annual - allow for a unique blend of professional and personal interaction among a diverse cross-section of executives. The company has operated for 24 years and has offices in Florida, New York City and Boston.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company’s Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well as physician clients.  The Company does not undertake any obligation to publicly update any forward-looking statements.  There can be no assurance that the provisional patents discussed in this press release will be granted by the US Patent and Trademark Office, or, if they are granted, they will not be challenged by third parties, or if not that we will be able to effectively use or commercialize such patents and/or we may not have the resources to deploy such technology. As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

PR Financial Marketing

Jim Blackman: 713-256-0369

jim@prfmonline.com

or

Danielle Amodio

Vice President Corporate Communications

The Quantum Group, Inc.

561.798.9800